NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Full year results near the top end of guidance range

Executed more than $100 million in annualized cost synergies in first year following Omni transaction

Transitioning from Integration to Transformation

GREENEVILLE, Tenn.- (BUSINESS WIRE) - February 26, 2025 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “Forward Air”, “we”, “our”, or “us”) today reported financial results for the three and twelve months ended December 31, 2024 as presented in the tables below on a continuing operations basis, with the Company’s former Final Mile business being reported as discontinued operations.

“As we turn the page on the first year operating as a combined company following the acquisition of Omni, I want to express my gratitude to our associates for their dedication to making our customers their top priority,” said Shawn Stewart, Chief Executive Officer. “We kept our focus on stabilizing the Company and integrating the Forward Air and Omni’s networks, and I am pleased with the pace and rigor of our work. We delivered full year 2024 Consolidated EBITDA results near the top end of our guidance range, and we more than delivered on the previously committed $75 million of integration synergies. Combining the integration synergies with additional cost saving actions and other efficiency initiatives executed throughout the year, we delivered more than $100 million in annualized savings. While we have more work to do, I am proud of what we accomplished and I expect the foundational changes and investments made in 2024, coupled with the broader transformation we are embarking on, to improve our results and benefit the Company for many years to come."

“As a combined company, we are equipped with an enhanced suite of global, vertically-integrated services to meet our customers’ needs. Our integration and continued operational initiatives are creating a more efficient, nimble and unified company, which we believe better enable us to leverage both networks and provide best-in-class solutions and service to our customers."

“The team that we assembled has made significant progress over a very short period and watching how they have worked together gives me a great deal of confidence as we look ahead and with our new chief commercial officer in place we expect to be playing a lot more offense than we have been since the combination. As we move to the growth phase of our evolution, our priorities in 2025 include technology system simplification and rationalization, global shared service efficiencies and expanding synergistic service offerings for our customers both domestically and around the world,” concluded Stewart.

Jamie Pierson, Chief Financial Officer added, “For the fourth quarter 2024, we reported consolidated revenue of $633 million and income from continuing operations of $76 million which includes a goodwill impairment adjustment of $79 million that favorably impacted the quarter. On a segment basis, Omni Logistics’ income from operations was favorably impacted by the goodwill impairment adjustment, and it reported its best quarterly reported EBITDA since the transaction. The Intermodal segment maintained its steady performance and improved income from operations compared to a year ago. However, the Expedited Freight segment was negatively impacted by a pricing strategy put in place prior to the acquisition that focused more on growing volume than profitability. We implemented corrective pricing actions during the fourth quarter and are beginning to see results in line with our expectations. We expect to see the full run rate of these actions by the end of February.

“For the fourth quarter, Consolidated EBITDA ("Consolidated EBITDA"), a non-GAAP measure calculated pursuant to our Senior Secured Term Loan Credit Agreement (the "Credit Agreement"), was $69 million. For the full year, 2024 Consolidated EBITDA was $308 million, which resulted in an approximate $59 million cushion per the terms of the recently amended Credit Agreement’s consolidated first lien net leverage ratio covenant. While we are proud of our collective accomplishments, there is more to do, and we are by no means satisfied with the results nor are we finished combining and transforming this now global opportunity.

“Liquidity at the end of the fourth quarter was $382 million compared to $460 million at the end of the third quarter. The quarter-over-quarter change was impacted by a $40 million reduction to the size of the credit facility in conjunction with the recent amendment to the credit agreement and $60 million in interest payments made in the fourth quarter. Overall, I’m encouraged by the trends in cash flow in the second half of the year as we reduced acquisition-related costs and integration expenses compared to the first half of the year. The focus on reducing these items contributed to an increase of $20 million in cash and cash equivalents from the end of the second quarter through the end of the year,” concluded Pierson.

Continuing Operations	Three Months Ended
(in thousands, except per share data)	December 31, 2024	December 31, 2023	Change	Percent Change
Operating revenue	$632,846	$338,428	$294,418	87.0%
Income from operations	75,855	$3,000	$72,855	2,428.5%
Operating margin	12.0%	0.9%	1,110 bps
Net income	$(35,378)	$(14,721)	$(20,657)	140.3%
Net income per diluted share	$(1.23)	$(0.58)	$(0.65)	112.1%
Cash provided by operating activities	$(30,492)	$57,092	$(87,584)	(153.4)%

Non-GAAP Financial Measures: [1]
Consolidated EBITDA	$69,259	$94,022	$(24,763)	(26.3)%

Free cash flow	$(35,098)	$48,913	$(84,011)	(171.8)%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Continuing Operations	Twelve Months Ended
(in thousands, except per share data)	December 31, 2024	December 31, 2023	Change	Percent Change
Operating revenue	$2,474,262	$1,370,735	$1,103,527	80.5%
Income from operations	$(1,062,936)	$88,210	$(1,151,146)	(1,305.0)%
Operating margin	(43.0)%	6.4%	(4,940) bps
Net income	$(1,124,841)	$42,803	$(1,167,644)	(2,727.9)%
Net income per diluted share	$(29.43)	$1.64	$(31.07)	(1,894.5)%
Cash provided by operating activities	$(76,262)	$199,212	$(275,474)	(138.3)%

Non-GAAP Financial Measures: [1]
Consolidated EBITDA	$307,711	$402,100	$(94,389)	(23.5)%

Free cash flow	$(108,185)	$172,228	$(280,413)	(162.8)%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter and full year 2024 results on Wednesday, February 26, 2025 at 4:30 p.m. ET. The Company's conference call will be available online on the Investor Relations portion of the Company's website at ir.forwardaircorp.com or by dialing (800) 445-7795, Access Code: FWRDQ424.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at ir.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation

Forward Air is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer truckload brokerage services, including dedicated fleet services, and intermodal, first- and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. Forward also operates a full portfolio of multimodal solutions, both domestically and internationally, via Omni Logistics. Omni Logistics is a global provider of air, ocean and ground services for mission-critical freight. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating revenue:
Expedited Freight	$265,879	$279,070	$1,115,163	$1,096,958
Omni	325,609	—	1,196,841	—
Intermodal	59,829	59,440	232,832	274,043
Corporate	164	—	164	—
Eliminations and other operations	(18,635)	(82)	(70,738)	(266)
Operating revenue	632,846	338,428	2,474,262	1,370,735
Operating expenses:
Purchased transportation	319,498	150,351	1,250,570	586,195
Salaries, wages, and employee benefits	130,024	71,583	536,406	287,566
Operating leases	48,326	20,908	182,197	87,413
Depreciation and amortization	37,657	17,579	143,978	57,405
Insurance and claims	19,721	11,145	64,682	50,133
Fuel expense	5,500	5,271	21,460	22,004
Other operating expenses	75,333	58,591	309,508	191,809
Impairment of goodwill	(79,068)	—	1,028,397	—
Total operating expenses	556,991	335,428	3,537,198	1,282,525
Income (loss) from continuing operations
Expedited Freight	7,238	26,745	67,951	116,040
Omni	88,520	—	(1,044,803)	—
Intermodal	5,931	5,068	18,925	25,327
Other operations	(25,834)	(28,813)	(105,009)	(53,157)
Income (loss) from continuing operations	75,855	3,000	(1,062,936)	88,210
Other expense:
Interest expense, net	(48,427)	(23,976)	(189,215)	(31,571)
Foreign exchange gain	3,005	—	1,093	—
Other income (expense), net	1,188	—	1,226	—
Total other expense	(44,234)	(23,976)	(186,896)	(31,571)
Income (loss) from continuing operations before income taxes	31,621	(20,976)	(1,249,832)	56,639
Income tax expense (benefit)	67,000	(6,255)	(124,990)	13,836
Net income (loss) from continuing operations	(35,378)	(14,721)	(1,124,841)	42,803
Income (loss) from discontinued operation, net of tax	(374)	116,465	(6,387)	124,548
Net (loss) income	$(35,752)	$101,744	$(1,131,228)	$167,351
Net (loss) attributable to noncontrolling interest	$664	$—	$(314,259)	$—
Net (loss) income attributable to Forward Air	$(36,416)	$101,744	$(816,969)	$167,351
Net income per share:
Basic net (loss) income per share:
Continuing operations	$(1.23)	$(0.58)	$(29.43)	$1.64
Discontinued operation	(0.01)	4.51	(0.23)	4.78
Net income per basic share[1]	$(1.24)	$3.94	$(29.66)	$6.42
Diluted net (loss) income per share:
Continuing operations	$(1.23)	$(0.58)	$(29.43)	$1.64
Discontinued operation	(0.01)	4.51	(0.23)	4.77
Net income per diluted share[1]	$(1.24)	$3.93	$(29.66)	$6.40

Dividends per share:	$—	$0.24	$—	$0.96
1 Rounding may impact summation of amounts.

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2024	Percent of Revenue	December 31, 2023	Percent of Revenue	Change	Percent Change
Operating revenue:
Network [1]	$199,022	74.8%	$217,279	77.9%	$(18,257)	(8.4)%
Truckload	45,087	17.0	38,538	13.8	6,549	17.0
Other	21,770	8.2	23,253	8.3	(1,483)	(6.4)
Total operating revenue	265,879	100.0	279,070	100.0	(13,191)	(4.7)

Operating expenses:
Purchased transportation	136,151	51.2	132,359	47.4	3,792	2.9
Salaries, wages and employee benefits	56,587	21.3	56,291	20.2	296	0.5
Operating leases	18,130	6.8	15,396	5.5	2,734	17.8
Depreciation and amortization	10,395	3.9	12,328	4.4	(1,933)	(15.7)
Insurance and claims	10,423	3.9	9,438	3.4	985	10.4
Fuel expense	2,605	1.0	2,906	1.0	(301)	(10.4)
Other operating expenses	24,350	9.2	23,607	8.5	743	3.1
Total operating expenses	258,641	97.3	252,325	90.4	6,316	2.5
Income from operations	$7,238	2.7%	$26,745	9.6%	$(19,507)	(72.9)%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial and Truckload revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	December 31, 2024	December 31, 2023	Percent Change

Business days	64	63	1.6%

Tonnage [1,2]
Total pounds	670,168	689,621	(2.8)
Pounds per day	10,471	10,946	(4.3)

Shipments [1,2]
Total shipments	783	846	(7.4)
Shipments per day	12.2	13.4	(9.0)

Weight per shipment	856	815	5.0

Revenue per hundredweight [3]	$29.70	$31.52	(5.8)
Revenue per hundredweight, ex fuel [3]	$23.74	$23.99	(1.0)

Revenue per shipment [3]	$254.30	$256.90	(1.0)
Revenue per shipment, ex fuel [3]	$203.26	$195.52	4.0

1 In thousands.
[2] Excludes accessorial and Truckload products.
[3] Includes intercompany revenue between the Network and Truckload revenue streams.

Omni Logistics Segment Information
(In thousands)
(Unaudited)
	Three Months Ended
	December 31, 2024	Percent of Revenue
Operating revenue	$325,609	100.0%

Operating expenses:
Purchased transportation	183,084	56.2
Salaries, wages and employee benefits	54,056	16.6
Operating leases	23,036	7.1
Depreciation and amortization	22,605	6.9
Insurance and claims	3,911	1.2
Fuel expense	863	0.3
Other operating expenses	28,602	8.8
Impairment of goodwill	(79,068)	(24.3)
Total operating expenses	237,089	72.8
Income from operations	$88,520	27.2%

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2024	Percent of Revenue	December 31, 2023	Percent of Revenue	Change	Percent Change
Operating revenue	$59,829	100.0%	$59,440	100.0%	$389	0.7%

Operating expenses:
Purchased transportation	18,898	31.6	18,073	30.4	825	4.6
Salaries, wages and employee benefits	14,227	23.8	15,243	25.6	(1,016)	(6.7)
Operating leases	6,463	10.8	5,512	9.3	951	17.3
Depreciation and amortization	4,519	7.6	5,251	8.8	(732)	(13.9)
Insurance and claims	2,498	4.2	2,398	4.0	100	4.2
Fuel expense	2,032	3.4	2,365	4.0	(333)	(14.1)
Other operating expenses	5,261	8.8	5,530	9.3	(269)	(4.9)
Total operating expenses	53,898	90.1	54,372	91.5	(474)	(0.9)
Income from operations	$5,931	9.9%	$5,068	8.5%	$863	17.0%

Intermodal Operating Statistics

	Three Months Ended
	December 31, 2024	December 31, 2023	Percent Change

Drayage shipments	63,920	65,776	(2.8)%
Drayage revenue per shipment	$847	$821	3.2%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands) (Unaudited)
	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$104,903	$121,969
Restricted cash equivalents	363	39,604
Accounts receivable, less allowance of $2,633 in 2024 and $2,206 in 2023	310,185	153,267
Other receivables	205	5,408
Prepaid expenses	29,053	25,682
Other current assets	15,685	1,098
Total current assets	460,394	347,028
Noncurrent restricted cash equivalents	—	1,790,500
Property and equipment, net of accumulated depreciation and amortization of $292,855 in 2024 and $250,185 in 2023	326,188	258,095
Operating lease right-of-use assets	410,084	111,552
Goodwill	564,948	278,706
Other acquired intangibles, net of accumulated amortization of $144,845 in 2024 and $127,032 in 2023	999,216	134,789
Other assets	71,940	58,863
Total assets	$2,832,770	$2,979,533

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$96,059	$45,430
Accrued expenses	121,836	62,948
Other current liabilities	43,147	71,727
Current portion of debt and finance lease obligations	16,930	12,645
Current portion of operating lease liabilities	96,440	44,344
Total current liabilities	374,412	237,094
Finance lease obligations, less current portion	30,858	26,736
Long-term debt, less current portion and debt issuance costs	1,675,930	—
Long-term debt held in escrow	—	1,790,500
Liability from tax receivable agreement	13,295	—
Operating lease liabilities, less current portion	325,640	71,598
Other long-term liabilities	48,835	47,144
Deferred income taxes	38,169	42,200

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 5,000,000; no shares issued or outstanding in 2024 and 2023	—	—
Preferred stock, Class B, $0.01 par value: Authorized shares - 15,000; issued and outstanding shares - 10,096 in 2024 and none in 2023	—	—
Common stock, $0.01 par value: Authorized shares - 50,000,000; issued and outstanding shares - 29,761,197 in 2024 and 25,670,663 in 2023	298	257
Additional paid-in capital	582,153	283,684
Retained (deficit) earnings	(338,228)	480,320

Accumulated other comprehensive loss	(2,732)	—
Total Forward Air shareholders equity	241,491	764,261
Noncontrolling interest	84,140	—
Total shareholders’ equity	325,631	764,261
Total liabilities and shareholders’ equity	$2,832,770	$2,979,533

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	December 31, 2024	December 31, 2023
Operating activities:
Net (loss) income from continuing operations	$(35,378)	$(14,721)
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	37,657	17,579
Impairment of goodwill	(79,068)	—
Share-based compensation expense	2,100	2,938
Provision for revenue adjustments	874	1,065
Deferred income tax expense (benefit)	108,276	(11,092)
Other	3,014	(135)
Changes in operating assets and liabilities, net of effects from the purchase of acquired companies:
Accounts receivable	36,050	9,588
Other receivables	2,034	(5,408)
Other current and noncurrent assets	2,004	27,061
Accounts payable and accrued expenses	(108,055)	30,217
Net cash provided by operating activities of continuing operations	(30,492)	57,092

Investing activities:
Proceeds from sale of property and equipment	2,644	466
Purchases of property and equipment	(7,250)	(8,645)
Purchase of businesses, net of cash acquired	623	—
Other	(125)	—
Net cash used in investing activities of continuing operations	(4,108)	(8,179)

Financing activities:
Repayments of finance lease obligations	(3,086)	(2,660)
Proceeds from credit facility	75,000	25,000
Repayments on credit facility	(75,000)	(147,375)
Proceeds from long-term debt held in escrow	—	1,790,500
Payments of dividends to shareholders	—	(6,197)
Proceeds from common stock issued under employee stock purchase plan	398	379
Payment of minimum tax withholdings on share-based awards	—	(25)
Contributions from subsidiary held for sale	—	224,695
Net cash provided by (used in) financing activities of continuing operations	(2,688)	1,884,317
Effect of exchange rate changes on cash	874	—
Net increase (decrease) in cash of continuing operations	(36,414)	1,933,230

Cash from discontinued operation:
Net cash used in operating activities of discontinued operations	(374)	(35,135)
Net cash provided by investing activities of discontinued operations	—	259,863
Net cash used in financing activities of discontinued operations	—	(224,728)
Net (decrease) increase in cash, cash equivalents	(36,788)	1,933,230
Cash, cash equivalents, and restricted cash equivalents at beginning of period of continuing operations	138,156	18,843
Net (decrease) increase in cash, cash equivalents, and restricted cash equivalents	(32,890)	1,933,230
Cash, cash equivalents, and restricted cash equivalents at end of period of continuing operations	$105,266	$1,952,073

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended
	December 31, 2024	December 31, 2023
Operating activities:
Net income (loss) from continuing operations	$(1,124,841)	$42,803
Adjustments to reconcile net income (loss) of continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	143,978	57,405
Impairment of goodwill	1,028,397	—
Share-based compensation expense	10,188	11,495
Provision for revenue adjustments	3,635	5,091
Deferred income tax expense (benefit)	(88,880)	(8,893)
Other	7,310	(1,180)
Changes in operating assets and liabilities, net of effects from the purchase of acquired companies:
Accounts receivable	2,000	30,555
Other receivables	8,193	(5,408)
Other current and noncurrent assets	(16,211)	30,683
Accounts payable and accrued expenses	(50,031)	36,661
Net cash (used in) provided by operating activities of continuing operations	(76,262)	199,212

Investing activities:
Proceeds from sale of property and equipment	5,137	3,741
Purchases of property and equipment	(37,060)	(30,725)
Purchase of businesses, net of cash acquired	(1,564,619)	(56,703)
Other	(444)	—
Net cash used in investing activities of continuing operations	(1,596,986)	(83,687)

Financing activities:
Repayments of finance lease obligations	(18,425)	(9,500)
Proceeds from credit facility	75,000	70,000
Payments on credit facility	(155,000)	(178,500)
Proceeds from long-term debt held in escrow	—	1,790,500
Payment of debt issuance costs	(60,591)	—
Payment of earn-out liability	(12,247)	—
Payments of dividends to shareholders	—	(24,995)
Repurchases and retirement of common stock	—	(93,811)
Proceeds from common stock issued under employee stock purchase plan	753	800
Payment of minimum tax withholdings on share-based awards	(1,572)	(4,340)
Contributions from subsidiary held for sale	—	240,572
Net cash provided by (used in) financing activities of continuing operations	(172,082)	1,790,726
Effect of exchange rate changes on cash	1,012	—
Net (decrease) increase in cash, cash equivalents and restricted cash equivalents from continuing operations	(1,844,318)	1,906,251
Cash from discontinued operation:
Net cash used in operating activities of discontinued operations	(6,387)	(17,824)
Net cash provided by investing activities of discontinued operation	—	258,525
Net cash used in financing activities of discontinued operation	—	(240,701)
Net (decrease) increase in cash and cash equivalents	(1,850,705)	1,906,251
Cash, cash equivalents, and restricted cash equivalents at beginning of period of continuing operations	1,952,073	45,822
Net (decrease) increase in cash, cash equivalents, and restricted cash equivalents	(1,846,807)	1,906,251
Cash, cash equivalents, and restricted cash equivalents at end of period of continuing operations	$105,266	$1,952,073

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and twelve months ended December 31, 2024 and 2023, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, free cash flow, adjusted income from continuing operations, adjusted net income, and adjusted net income per diluted share. All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value. The Company believes providing adjusted EBITDA, adjusted income from operations, adjusted net income and adjusted net income per diluted share allows investors to compare Company performance consistently over various periods without regard to the impact of unusual, nonrecurring or nonoperational items.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income to adjusted EBITDA for the three and twelve months ended December 31, 2024 and 2023 (in thousands):

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Income (loss) from continuing operations	$(35,378)	$(14,721)	$(1,124,841)	$42,803
Interest expense	48,427	23,976	189,215	31,571
Income tax (benefit) expense	67,000	(6,255)	(124,990)	13,836
Depreciation and amortization	37,657	17,579	143,978	57,405
Reported EBITDA	117,706	20,579	(916,638)	145,615
Impairment of goodwill	(79,068)	—	1,028,397	—
Transaction and integration costs	10,074	29,619	81,467	57,490
Severance costs	1,923	198	16,337	517
Optimization project costs	9,873	—	9,873	—
Pro forma synergies	1,353	—	22,239	—
Pro forma savings	5,048	5,649	32,622	21,524
Other	2,351	1,485	33,414	7,085
Pro forma -Omni adjusted EBITDA	—	36,492	—	169,869
Consolidated EBITDA	$69,260	$94,022	$307,711	$402,100

The following is a reconciliation of net cash provided (used in) by operating activities to free cash flow for the three and twelve months ended December 31, 2024 and 2023 (in thousands):

	Three Months Ended		Twelve Months Ended
Continuing Operations	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by (used in) operating activities	$(30,492)	$57,092	$(76,262)	$199,212
Proceeds from sale of property and equipment	2,644	466	5,137	3,741
Purchases of property and equipment	(7,250)	(8,645)	(37,060)	(30,725)
Free cash flow	$(35,098)	$48,913	$(108,185)	$172,228

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to the Company’s expectations for long-term growth; ability to achieve and expand synergistic service offerings; expectations regarding the corrective pricing actions that the Company has taken as well as the impact that may have on the business and the Company’s expectations regarding the Company’s financial performance, including Consolidated EBITDA, and the impact it may have on the business and results of operations.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the Company's ability to achieve the expected strategic, financial and other benefits of the acquisition of Omni Logistics, the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected, the risk that operating costs, customer loss, management and employee retention and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) as a result of the acquisition of Omni Logistics may be greater than expected, continued weakening of the freight environment, future debt and financing levels, our ability to deleverage, including, without limitation, through capital allocation or divestitures of non-core businesses, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, and as may be identified in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution readers that any forward-looking statement made by us in this press release is based only on information currently available to us and they should not place undue reliance on these forward-looking statements, which reflect management's opinion as of the date on which it is made. We undertake no obligation to publicly update any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise unless required by law.

Contact:
Investors:                Media:
Tony Carreño                Justin Moss
investorrelations@forwardair.com    (404) 362-8933
jmoss@forwardair.com